Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2011, relating to the financial statements of First Federal of Northern Michigan Employees’ Savings and Profit Sharing Plan (Registration No. 333-83198), as of December 31, 2010, which appear in the December 31, 2010 Annual Report on Form 11-K of First Federal of Northern Michigan Employee’s Savings and Profit Sharing Plan.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
June 28, 2011